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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT:
December 12, 2002
(Date of earliest event reported)

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA (Address of principal executive offices)
94404 (Zip Code)
(650) 574-3000 (Registrant's telephone number, including area code)

Item 5.    OTHER EVENTS

        On December 12, 2002, Gilead Sciences, Inc. announced that it intends to raise approximately $300.0 million ($345.0 million if the initial purchaser's over-allotment option is exercised in full) through an offering of five-year notes that are convertible into shares of Gilead common stock. A press release relating to the notes is attached hereto as Exhibit 99.1.

Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (c)
  Exhibits

  99.1
  Press Release dated December 12, 2002

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC. (registrant)
/s/ JOHN F. MILLIGAN John F. Milligan Senior Vice President and Chief Financial Officer

Date: December 12, 2002

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release titled "Gilead to Raise $300 Million from Offering of Convertible Notes" dated December 12, 2002.

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SIGNATURES
EXHIBIT INDEX